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                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY


                                 EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

         AGREEMENT, dated as of June 28, 1999, by and between Andover Advanced Technologies, Inc., a Massachusetts corporation (the "Company"), and Robert Malda, a resident of Holland, Michigan (the "Employee").

         WHEREAS, the Company desires to engage the services of the Employee and the Employee desires to be employed by the Company;

         WHEREAS, the Company desires to be assured that the unique and expert services of the Employee will be substantially available to the Company, and that the Employee is willing and able to render such services on the terms and conditions hereinafter set forth; and

         WHEREAS, the Company desires to be assured that the confidential information and good will of the Company will be preserved for the exclusive benefit of the Company;

         NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

         Section 1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts such employment under and subject to the terms and conditions hereinafter set forth.

         Section 2. TERM. The term of employment under this Agreement shall begin on June 28, 1999 and, unless sooner terminated as provided in
Section 6, shall conclude three (3) years from the date hereof (the "Term").

         Section 3. DUTIES. The Employee shall perform services in a managerial capacity subject to the general supervision of the President of the Company. The Employee hereby agrees to devote such business time (i) as is reasonably necessary to operate the Website (as that term is defined in the Asset Purchase Agreement dated as of June 18, 1999 by and between the Company and Blockstackers, Inc. (the "Purchase Agreement")) as it has historically been operated and (ii) to such other duties as the Employee and the Company may agree. In addition, the Employee shall use his reasonable best efforts in the faithful performance of such duties and to the promotion and forwarding of the business and affairs of the Company.

         Section 4. SALARY COMPENSATION. In consideration of the services rendered by the Employee under this Agreement, the Company shall pay the Employee a base salary (the "Base Salary") at the rate of $90,000 per calendar year. The Base Salary may be increased, but not decreased, at the sole discretion of the Company's Board of Directors. The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried




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employees. The Employee shall be eligible for such bonus and merit raises on the same terms as are generally afforded to other employees of the Company.

         Section 5. BENEFITS. In addition to the compensation detailed in Section 4 of this Agreement, the Employee shall be entitled to the following additional benefits:

         Section 5.01. PAID VACATION. The Employee shall be entitled to three (3) weeks paid vacation per fiscal year, such vacation to extend for such periods and shall be taken at such intervals as shall be appropriate and consistent with the proper performance of the Employee's duties hereunder.

         Section 5.02. INSURANCE COVERAGE. During the Term, the Company shall provide the Employee with group health and life insurance protection to the same extent that it makes such protection available to its other Employee employees, which protection shall be equivalent to the protection as in effect immediately prior to the date hereof.

         Section 5.03. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable expenses actually incurred by the Employee in connection with the business affairs of the Company and the performance of his duties hereunder. The Employee shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time.

         Section 6. TERMINATION. This Agreement shall be terminated at the end of the Term or any Renewal Term, or earlier as follows:

         Section 6.01. DEATH. This Agreement shall terminate upon the death of the Employee, except that the compensation provided in Section 4 shall continue through the end of the month in which the Employee's death occurs.

         Section 6.02. PERMANENT DISABILITY. In the event of any physical or mental disability of the Employee rendering the Employee unable to perform his duties hereunder for a period of at least one hundred twenty (120) consecutive days and the further determination that the disability is permanent with regard to the Employee's ability to return to work in his full capacity, this Agreement shall terminate automatically. Any determination of disability shall be made by the Board in consultation with a qualified physician or physicians selected by the Board and reasonably acceptable to the Employee. The failure of the Employee to submit to a reasonable examination by such physician or physicians shall act as an estoppel to any objection by the Employee to the determination of disability by the Board.

         Section 6.03. BY THE COMPANY FOR CAUSE. The employment of the Employee may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Employee. For purposes hereof, the term "Cause" shall mean that the Board has determined that any one or more of the following has occurred:

                  (a) The Employee shall have been convicted of, or shall have pleaded guilty or NOLO CONTENDERE to, any felony;




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                  (b)      The Employee shall have willfully failed or refused
         to carry out the reasonable and lawful instructions of the President (other than as a result of illness or disability) and such failure or refusal shall have continued for a period of ten (10) days following written notice from the President, which notice provides reasonable detail regarding such failure or refusal; provided however if the Company determines to change its strategic focus or otherwise alter the Website or remove Creative Control (as such terms are defined in the Purchase Agreement), any such failure or refusal shall not permit the Company to terminate the Employee for "Cause" hereunder;

                  (c) the Employee shall have breached any material provision of Section 8 or 9 hereof and such breach shall have continued for a period of ten (10) days following written notice thereof; or

                  (d) the Employee shall have committed any fraud, embezzlement, material misappropriation of funds, or other material acts of dishonesty against the Company.

         Section 6.04. BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Employee's employment at any time without Cause effective upon written notice to the Employee.

         Section 6.05. BY THE EMPLOYEE VOLUNTARILY. The Employee may terminate this Agreement at any time effective upon at least thirty (30) days' prior written notice to the Company.

         Section 6.06. BY THE EMPLOYEE FOR GOOD REASON. The Employee may terminate this Agreement effective upon written notice to the Company for Good Reason. Any such termination shall be treated as a termination by the Company without Cause. For this purpose, the term "Good Reason" shall mean: (i) the assignment to the Employee of any duties inconsistent in any substantial respect with the Employee's position, authority or responsibilities as contemplated by
Section 1 of this Agreement; (ii) any material reduction in any of the benefits described in Sections 5 of this Agreement; (iii) any material breach of this Agreement by the Company; or (iv) the Company requires the Employee to perform his duties hereunder from any specific location for a prolonged period of time (provided that all of the Employee's duties hereunder are being otherwise performed).

         Section 7.        TERMINATION PAYMENTS AND BENEFITS.

         Section 7.01. VOLUNTARY TERMINATION, TERMINATION FOR CAUSE. Upon any termination of this Agreement either (1) voluntarily by the Employee or (2) by the Company for Cause as provided in Section 6.03, all salary and other benefits hereunder shall cease at the effective date of termination. In addition, the Company's obligation to make any payments after the date of termination pursuant to the provisions of Schedule 1 to the Purchase Agreement shall be reduced as set forth in such Schedule.



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         Section 7.02.     TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. In the
event that this Agreement is terminated by the Company without Cause, or by the Employee for Good Reason, the Employee shall be entitled to continue to receive the Base Salary and benefits hereunder for a period of twelve (12) months from the date of termination. In addition, the Company's obligation to make the payments set forth on Schedule 1 of the Purchase Agreement shall not be reduced.

         Section 7.03. TERMINATION DUE TO PERMANENT DISABILITY. In the event that this Agreement is terminated due to the Permanent Disability of the Employee, the Employee shall receive an amount equal to the Employee's salary as is in effect at the effective date of termination for a period of three (3) months from the effective date of termination, pursuant to the Company's normal payroll practices.

         Section 7.04. NO OTHER BENEFITS. Except as specifically provided in this Section 7, the Employee shall not be entitled to any compensation, severance or other benefits from the Company or any of its subsidiaries or affiliates upon the termination of this Agreement for any reason whatsoever.

         Section 8.        PROPRIETARY INFORMATION; INVENTIONS IN THE FIELD.

         Section 8.01. PROPRIETARY INFORMATION. In the course of his service to the Company, the Employee will have access to confidential specifications, know-how, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists, sources of supply and trade secrets, all of which are confidential and may be proprietary and are owned by or licensed exclusively to the Company, or any of its subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its subsidiaries or affiliates as to which the Employee may have access, whether conceived or developed by others or by the Employee alone or with others during the period of his service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which are (i) in the public domain during or after the period of service by the Employee provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Employee in violation of this Agreement; or (ii) independently obtained or developed by the Employee or third parties without a breach of this Section 8.

         Section 8.02.     INTENTIONALLY OMITTED.

         Section 8.03. NON-USE AND NON-DISCLOSURE. The Employee agrees that Proprietary Information is of critical importance to the Company and a violation of this Section 8.03 would seriously and irreparably impair and damage the Company's business. The Employee shall not, during the Term or at any time thereafter, (a) disclose, directly or indirectly, any Proprietary Information to any person other than the Company or employees thereof at the time of such disclosure who, in the reasonable judgment of the Employee, need to know such Proprietary Information or such other persons to whom the Employee has been specifically instructed to make disclosure by the Board and in all such cases only to the extent required in the course of




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the Employee's service to the Company or (b) use any Proprietary Information,
directly or indirectly, for his own benefit or for the benefit of any other person or entity. At the termination of his employment, the Employee shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall destroy any and all copies and summaries thereof.

         Section 8.04. ASSIGNMENT OF INVENTIONS. The Employee agrees to assign and transfer to the Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions in the Field (as defined below), together with all United States and foreign rights with respect thereto, and at the Company's expense to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on Inventions in the Field and to perform all lawful acts, including giving testimony, and to execute and deliver all such instruments that may be necessary or proper to vest all such Inventions in the Field and patents and copyrights with respect thereto in the Company, and to assist the Company in the prosecution or defense of any interference which may be declared involving any of said patent applications, patents, copyright applications or copyrights. For the purposes of this Agreement, the words "Inventions in the Field" shall mean any discovery, process, design, development, improvement, application, technique, or invention, whether patentable or copyrightable or not and whether reduced to practice or not, conceived or made by the Employee, individually or jointly with others (whether on or off the Company's premises or during or after normal working hours) while in the employ of the Company and as a part of the duties the Employee performs for the Company, or any of its subsidiaries or affiliates.

         Section 9.        RESTRICTIONS ON ACTIVITIES OF THE EMPLOYEE

         Section 9.01. ACKNOWLEDGMENTS. The Employee agrees that he is being employed hereunder in a key management capacity with the Company and that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace depends upon its goodwill and reputation for quality and dependability. The Employee further agrees that reasonable limits may be placed on his ability to compete against the Company as provided herein so as to protect and preserve the legitimate business interests and good will of the Company.

         Section 10.02.    GENERAL RESTRICTIONS.

                  (a) During the Term and for the Non-Competition Period (as defined below), the Employee will not (anywhere in the world where the Company or any of its subsidiaries or affiliates then conducts business) engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business which is Competitive with the Company (as defined below); provided that the ownership of not more than 5% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market shall not constitute a violation of this Section 10.02. For purposes of this Agreement, a business shall be considered "Competitive with the Company" only if it involves a real-time or contemporaneous news website. The Employee and the Company agree that the Employee




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may continue to develop "DJ Hernandez," "Ad-Fu" and "Everything" which activities the Company agrees are not Competitive.

                  (b) For purposes of this Agreement, the "Non-Competition Period" shall mean the longer of (i) the Term and (ii) a period of five (5) consecutive years from the date hereof; provided however, that if the Company terminates the Employee's employment without Cause or the Employee terminates for Good Reason, the Non-Competition Period shall terminate concurrently with the termination of employment.

         Section 9.03.     EMPLOYEES, CUSTOMERS AND SUPPLIERS.

                  (a) During the Term, any Renewal Term and the Non-Solicitation Period (as defined below), the Employee will not solicit, or attempt to solicit, any officer, director, consultant, Employee or employee of the Company or any of its subsidiaries or affiliates to leave his or her engagement with the Company or such subsidiary or affiliate nor will he call upon, solicit, divert or attempt to solicit or divert from the Company or any of its affiliates or subsidiaries any of their customers or suppliers, or potential customers or suppliers, of whose names he was aware during the term of his employment with the Company; provided, however, that nothing in this Section
9.03 shall be deemed to prohibit the Employee from calling upon or soliciting a customer or supplier during the Non-Solicitation Period if such action relates solely to a business which is not Competitive with the Company; and provided, further, however, that nothing in this Section 9.03 shall be deemed to prohibit the Employee (i) from soliciting or hiring any employee of the Company or any of its subsidiaries or affiliates, if such employee is a member of the Employee's immediate family or (ii) from placing advertisements in newspapers or other media of general circulation advertising employment opportunities.

                  (b) For purposes of this Agreement, the "Non-Solicitation Period" shall mean the longer of (i) the Term and (ii) a period of twelve (12) consecutive months after the Employee's employment terminates; provided however, that if the Company terminates the Employee's employment without Cause or the Employee terminates for Good Reason, the Non-Solicitation Period shall terminate concurrently with the termination of employment.

         Section 9.04. THE EMPLOYEE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE POSSESSES AT THE TIME OF COMMENCEMENT OF EMPLOYMENT HEREUNDER ARE SUFFICIENT TO PERMIT HIM, IN THE EVENT OF TERMINATION OF HIS EMPLOYMENT HEREUNDER, TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF WITHOUT VIOLATING ANY PROVISION OF SECTION 8 OR 9 HEREOF, FOR EXAMPLE, BY USING SUCH KNOWLEDGE, SKILLS AND ABILITIES, OR SOME OF THEM, IN THE SERVICE OF A NON-COMPETITOR. THE EMPLOYEE FURTHER REPRESENTS AND WARRANTS THAT HIS ABILITY SO TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF DOES NOT DEPEND UPON HIS ABILITY TO OBTAIN COMPENSATION FOR HIS SERVICES AT, OR IN EXCESS OF, THE LEVEL AT WHICH HE IS COMPENSATED BY THE COMPANY.



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         Section 10.       REMEDIES. It is specifically understood and agreed
that any breach of the provisions of Section 8 or 9 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

         Section 11. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

         Section 12. NOTICES. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

         If to the Company:         Andover Advanced Technologies, Inc.
                                         50 Nagog Office Park
                                    Acton, MA 01720
                                    Facsimile No: (978) 635-5326
                                    Attention: President

         If to the Employee:        Robert Malda

                                    ----------------------
                                    Holland, Michigan  _____

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 12.

         Section 13.       MISCELLANEOUS.

         Section 13.01. MODIFICATION. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

         Section 13.02. ASSIGNMENT AND TRANSFER. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity, provided that any assignee of the Company pursuant to this Section 13.02 assumes in writing the obligations of the Company hereunder. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company.




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Neither this Agreement nor any of the rights, duties or obligations of the
Employee shall be assignable by the Employee, nor shall any of the payments required or permitted to be made to the Employee by this Agreement be encumbered, transferred or in any way anticipated.

         Section 13.03. CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         Section 13.04. GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of the Commonwealth of Massachusetts.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as a sealed instrument as of the day and year first above written.

                                            ANDOVER ADVANCED TECHNOLOGIES, INC.


                                            By:    /s/ Bruce A. Twickler
                                                   -----------------------------
                                            Title: President




/s/ Robert Malda
------------------------------
Robert Malda







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